Exhibit 99.3

PANBELA THERAPEUTICS ANNOUNCES CLOSING OF $10.0 MILLION BOUGHT DEAL OFFERING OF COMMON STOCK

MINNEAPOLIS, July 2, 2021 (GLOBE NEWSWIRE) -- Panbela Therapeutics, Inc. (Nasdaq: PBLA) (the “Company” or “Panbela”), a clinical stage biopharmaceutical company developing disruptive therapeutics for the treatment of patients with cancer, today announced the closing of its previously announced public offering of 3,333,334 shares of common stock of the Company at a price to the public of $3.00 per share, less underwriting discounts and commissions.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

The gross proceeds of the offering were approximately $10.0 million, before deducting underwriting discounts and commissions and offering expenses payable by Panbela. The Company intends to use the net proceeds of the offering for the continued clinical development of its initial product candidate SBP-101 and for working capital and other general corporate purposes.

The shares of common stock described above were offered by the Company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-255751) filed with the Securities and Exchange Commission (“SEC”) and declared effective on May 11, 2021. The offering of the shares of common stock was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC's website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail at placements@hcwco.com or by calling (212) 856-5711.

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation, or sale is unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of the prospectus forming a part of the effective registration statement.

About Panbela

Panbela Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing disruptive therapeutics for patients with urgent unmet medical needs. The company’s initial product candidate, SBP-101, is for the treatment of patients with metastatic pancreatic ductal adenocarcinoma, the most common type of pancreatic cancer. Panbela Therapeutics, Inc. is dedicated to treating patients with pancreatic cancer and exploring SBP-101’s potential for efficacy in combination with other agents and in treating other types of cancer. Panbela Therapeutics, Inc. common stock is listed on The Nasdaq Stock Market LLC under the symbol PBLA.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements,” including within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believes,” “expect,” “intend,” “may,” and “plan.” Examples of forward-looking statements include, among others, statements we make regarding the expected uses of the proceeds from the offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially and adversely from the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any additional risks presented in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any forward-looking statement made by us in this press release is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement or reasons why actual results would differ from those anticipated in any such forward-looking statement, whether written or oral, whether as a result of new information, future developments or otherwise.

Contact Information:

Investors:

James Carbonara

Hayden IR

(646) 755-7412

james@haydenir.com

Media:

Tammy Groene

Panbela Therapeutics, Inc.

(952) 479-1196 ext 170

IR@panbela.com